EXHIBIT 99.1

Rand Capital Announces Terms of Private Offering

BUFFALO, N.Y., July 24, 2009 (GLOBE NEWSWIRE) -- Rand Capital Corporation (Nasdaq:RAND) ("Rand"), a business development company (BDC), announced today that it was commencing private sales of up to an aggregate of 1,100,000 of its common shares at their per share net asset value at the close of business on July 23, 2009, which Rand's board of directors determined to be $3.42 per share. The shares being sold in the private offering have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act or under an applicable exemption from such registration.

ABOUT RAND CAPITAL

Rand is a publicly held Business Development Company (BDC), and its wholly owned subsidiary is licensed by the Small Business Administration (SBA) as a Small Business Investment Company (SBIC). Rand and its subsidiary provide capital and managerial assistance to small and medium sized private companies. Rand is traded on the NASDAQ under the symbol "RAND." Rand is headquartered in Buffalo, NY.

CONTACT:  Rand Capital Corporation
          Investor Contact:
          Allen F. Grum, President
          716.853.0802
          pgrum@randcapital.com